CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 21, 2004, relating to the financial statements and financial highlights which appears in the November 30, 2003 Annual Report to Shareholders of the Dreyfus Premier Balanced Opportunity Fund (formerly known as the Thompson Plumb Balanced Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements and Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, WI
August 25, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firms" and "Financial Statements and Experts", and to the use of our report dated October 14, 2003 with respect to Dreyfus Balanced Fund, Inc., which is incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Premier Manager Funds II.

ERNST & YOUNG LLP

New York, New York
August 26, 2004